UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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MobileIron, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1) Title of each class of securities to which transaction applies:
Common Stock, par value $0.001 per share, of MobileIron, Inc.
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The following email was made available to employees of MobileIron, Inc.:

Team,

Since our announcement of the acquisition on Monday,  there has been a lot of buzz about this acquisition in the market – in fact 25+ media outlets covered the news in the US alone. I have also spoken to a few industry analysts who have expressed their excitement about this announcement. Gartner’s lead UEM analyst believes this is a truly complimentary acquisition that will create a powerhouse UEM vendor, with a strong emphasis on zero trust security, and he is writing an addendum to the Gartner Magic Quadrant as a result. These conversations have further validated that joining forces with Ivanti and Pulse Secure gives us the ability to scale MobileIron as a bigger and better company under the Ivanti banner, and I believe in the tremendous market opportunity as a result.

We have also, understandably, heard many questions from you, and we wanted to follow up with an update to help clarify.

To reiterate what I said on Monday: Until this transaction closes, MobileIron will continue to operate as an independent public company, and it’s key that every one of our employees is focused on achieving our company’s goals and objectives. Please review the attached FAQ which summarizes the questions we are able to answer at this time.

I know that clarity around this announcement and the integration planning feels slow right now. Until the transaction closes, the companies remain independent.  And, as part of the acquisition process, we are subject to the Hart-Scott-Rodino (HSR) Act, which is a premerger notification program that establishes a waiting period that must expire before the transaction can close.  We anticipate this HRS review will take approximately 30 days. During this time we request that you do not engage with employees from Ivanti or Pulse Secure on any topic, unless that engagement has been cleared with legal counsel.

During the next few months, until the merger is complete, it is extremely important that you do not engage in any joint sales activities with representatives from Ivanti and Pulse Secure, including through their channel partners.  It is also essential that you do not receive or use any confidential or competitively sensitive information from either Ivanti or Pulse Secure, or share such information with them.  If you do receive such information, please contact Drew Hallin (dhallin@mobileiron.com).

Thank you for all of the tremendous hard work you have done to close the quarter.

Throughout all of this change our ability to serve our customers and deliver value continues to be our #1 focus.

Thanks,

Simon

How to Find Further Information

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of MobileIron, Inc. (“MobileIron”) by Ivanti, Inc. (the “Merger”).  In connection with the proposed Merger, MobileIron will file a proxy statement with the Securities and Exchange Commission (“SEC”), which MobileIron will furnish with any other relevant documents to its stockholders in connection with the Special Meeting of the Stockholders to vote on the Merger.  BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MOBILEIRON AND THE PROPOSED MERGER.  The proposals for the merger will be made solely through the proxy statement.  In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Investor Relations Department at MobileIron, Inc., 490 East Middlefield Road, Mountain View, CA 94043.  Security holders also will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by MobileIron with the SEC in connection with the proposed Merger at the SEC’s website at http://www.sec.gov, and at the companies’ website at www.mobileiron.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (5) the impact, if any, of the announcement or pendency of the Merger on the Company’s relationships with customers; (6) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; and (7) other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Participants in the Solicitation

The directors and officers of MobileIron may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed transaction.  Information regarding MobileIron’s directors and officers and their respective interests in MobileIron by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC and its most recent definitive Proxy Statement on Schedule 14A filed with the SEC.  Additional information regarding the interests of such potential participants is or will be included in the proxy statement and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Merger.

The following FAQs were made available to employees of MobileIron, Inc.:

Employee FAQ — Announcement of Ivanti Acquisition of MobileIron

Who is Ivanti?

Ivanti is a leading IT software company headquartered in Salt Lake City, Utah with approximately 1500 employees. The company produces software for IT Security, IT Service Management, IT Asset Management, Unified Endpoint Management, Identity Management and Supply Chain Management.

Who is Pulse Secure?

Pulse Secure is a leading provider of secure access solutions for people, devices, things and services headquartered in San Jose, CA with about 600 employees.

Pulse Secure’s products provide secure, authenticated access for remote and mobile users from any web-enabled device to corporate resources.

What will happen to my compensation and equity awards?

There will not be any immediate changes to your compensation and benefits as a result of Monday’s announcement. Until the transaction closes, MobileIron will continue to operate as an independent public company.

For our employees who are part of the 2020 sales compensation plan, there will not be any changes to the sales compensation plan prior to the closing of the transaction. We also do not anticipate any changes after closing as Ivanti and MobileIron are extremely focused on winning business and closing deals to finish the year as strong as possible.

For employees who are participating in our stock-settled bonus plans, we want everyone to stay focused on achieving our company goals and objectives. To that end, the employee bonus for 2020 will be paid out at a minimum of 100% of target — AND it will also include upside opportunity. We will lock the performance against the plan for Q1-Q3 at 100% of target, and then also the performance against the plan for Q4 at 100% of target. If we overachieve in either period or both periods, all participants will be eligible to participate in that overachievement. This bonus will be paid out at the end of February 2021 in cash, subject to your continued employment with MobileIron through the payment date. If you are terminated by MobileIron without cause, you will still be entitled to the payment of the bonus.

MobileIron RSUs and Stock Options: If you have vested RSUs at the time of closing, you will receive cash equal to the number of vested RSUs multiplied by $7.05 per share, subject to any required withholding taxes. If you have vested Stock Options at the time of closing, you will receive cash equal to the number of vested Stock Options multiplied by $7.05 (minus the strike price of the option), subject to any required withholding taxes. Other than in cases where an employee has a right to accelerated vesting of unvested equity awards in an individual employment contract or pursuant to the MobileIron, Inc. Severance Benefit Plan, all unvested RSUs and unvested Stock Options will be forfeited upon the closing of the transaction.

Every merger or acquisition has a different set of factors that the buyer evaluates. In this case, Ivanti has acquired two companies at the same time and has indicated it wants to build a consistent compensation and operating model for the combined new entity. Please stay tuned. Ivanti is committed to retaining and motivating employees with market competitive wages. After the closing of the transaction, Ivanti will provide compensation for continuing employees based on their compensation philosophy and model.

What will happen to my employee stock purchase plan contributions?

Whatever contributions you have made to the ESPP will be used as of the date of the closing to purchase shares according to the terms of the ESPP plan.

What will happen to my benefits?

Benefits plans will continue as normal worldwide until closing. After closing, benefit plans will be provided by Ivanti for employees who continue with Ivanti.

I am on an immigration visa - how will this transaction affect my immigration status?

From the time of announcement until the closing of the transaction there will be no changes to your immigration visa. Ivanti will assume immigration sponsorship for continuing employees.

Will there be job losses as a result of the transaction?

We are not in a position today to provide specific details about any particular role or potential job losses. From now until closing MobileIron leadership will work actively with Ivanti as they begin planning the integration. During this phase, we are still operating as an independent public company and will continue to work to provide value to our customers. As soon as further information is available it will be provided and communicated transparently. We are confident that in the combined new company there will be many continuing opportunities for MobileIron employees.

What should I say to customers about this transaction?

Please refer to the emails that went out to customers and partners.

I own MobileIron stock. Should/can I sell it?

You are allowed to trade MobileIron stock during authorized open trading windows. We will provide further information as to when the trading window will open.

Where can I find more information?

Two press releases with additional details on Monday’s announcement were issued and can be found here and here.

Simon sent an All Employee email Monday morning that has details.

What should I do if I am contacted by media or others?

In the event you are contacted by the media regarding this transaction, please do not respond and immediately direct the inquiry to Becca Chambers, VP of Global Corporate Communications, at bchambers@mobileiron.com.

If you are contacted by an outside party seeking information about the acquisition, or by someone who wants to make an investment in MobileIron or purchase the company, or seeks other non- public information about MobileIron, decline to respond to the inquiry and inform Drew Hallin, General Counsel, at dhallin@mobileiron.com.

How to Find Further Information

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of MobileIron, Inc. (“MobileIron”) by Ivanti, Inc. (the “Merger”). In connection with the proposed Merger, MobileIron will file a proxy statement with the Securities and Exchange Commission (“SEC”), which MobileIron will furnish with any other relevant documents to its stockholders in connection with the Special Meeting of the Stockholders to vote on the Merger. BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MOBILEIRON AND THE PROPOSED MERGER. The proposals for the merger will be made solely through the proxy statement. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Investor Relations Department at MobileIron, Inc., 490 East Middlefield Road, Mountain View, CA 94043. Security holders also will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by MobileIron with the SEC in connection with the proposed Merger at the SEC’s website at http://www.sec.gov, and at the companies’ website at www.mobileiron.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (5) the impact, if any, of the announcement or pendency of the Merger on the Company’s relationships with customers; (6) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; and (7) other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Participants in the Solicitation

The directors and officers of MobileIron may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed transaction. Information regarding MobileIron’s directors and officers and their respective interests in MobileIron by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC and its most recent definitive Proxy Statement on Schedule 14A filed with the SEC. Additional information regarding the interests of such potential participants is or will be included in the proxy statement and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Merger.